Exhibit 10.145

COLLATERAL SUBSTITUTION AGREEMENT

THIS COLLATERAL SUBSTITUTION AGREEMENT (this “Agreement”) dated as of September 13, 2007, is made by and between KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company (“Industrial Borrower”), KBS ADP PLAZA, LLC, a Delaware limited liability company (“ADP Borrower” and, together with Industrial Borrower, “Borrower”), and AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation (“Lender”).

Recitals

A. Lender has agreed to make a loan to Borrower in the principal amount of $20,900,000.00 (the “Loan”). The Loan is evidenced by a Promissory Note made by Borrower to Lender of even date herewith (the “Note”) and is secured by (i) a Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents of even date herewith executed by Industrial Borrower for the benefit of Lender, encumbering certain real property and improvements thereon located in Cobb County, Georgia (the “Georgia Property”) and as more particularly described therein (the “Deed to Secure Debt”), (ii) a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith executed by Industrial Borrower for the benefit of Lender, encumbering certain real property and improvements thereon located in Hennepin County, Minnesota (the “Minnesota Property”) and as more particularly described therein (the “Mortgage”), and (iii) a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith executed by Industrial Borrower for the benefit of Lender, encumbering certain real property and improvements thereon located in Tarrant County, Texas (the “Texas Property”) and as more particularly described therein (collectively with the Deed to Secure Debt and the Mortgage, the “Lien Instruments”). Capitalized terms used herein and not otherwise defined shall have the respective meanings for such terms set forth in the Lien Instruments.

B. The Georgia Property, the Minnesota Property and the Texas Property are collectively referred to herein as the “Release Properties.”

C. Lender and Borrower desire to set forth certain agreements between them concerning potential release of the Release Properties from the lien of the Lien Instruments, and the simultaneous pledge by ADP Borrower of (i) certain real property commonly known as ADP Plaza, Portland, Oregon (the “ADP Property”) and more particularly described in Exhibit A hereto, or (ii) a single substitute property (other than the ADP Property) of equal or greater value than the Release Properties (a “Replacement Property”) to secure the Loan.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1. Collateral Substitution. Provided that no Event of Default has occurred and is continuing, Borrower shall be entitled to substitute (referred herein as the “Substitution”) the Release Properties identified on Exhibit B hereto with either the ADP Property or a Replacement Property (each a “Substitute Property”), upon satisfaction of the following conditions:

(a) Lender’s Approval. If the Substitute Property is a Replacement Property, the proposed Substitution shall be, in all respects, acceptable to Lender in its reasonable discretion.

(b) Maximum Number of Substitutions. Borrower shall be entitled to a total of no more than one (1) Substitution.

(c) Request for Substitution. Borrower shall submit to Lender a written request for the Substitution not less than thirty (30) days prior to the proposed Substitution. Notwithstanding the preceding sentence, by executing and delivering this Agreement, Borrower requests a Substitution of the ADP Property on or after October 9, 2007 and Lender acknowledges that such request is deemed to satisfy the requirement of the preceding sentence. If any Substitution requested pursuant to this subsection shall fail to occur for any reason, Borrower shall be entitled to submit written requests until a Substitution shall actually occur.

(d) No Defaults. At the time of Borrower’s request for the Substitution, there shall be no Default under the Loan.

(e) Loan-to-Value Ratio Requirement. If the Substitute Property is a Replacement Property, following the Substitution, the Loan-to-Value Ratio calculated with respect to the Replacement Property shall not exceed 65%.

(f) Debt Service Coverage Ratio Requirement. If the Substitute Property is a Replacement Property, following the Substitution, the Debt Service Coverage Ratio calculated with respect to the Replacement Property shall be at least 1.55, and Lender shall have received evidence reasonably satisfactory to Lender that such Debt Service Coverage Ratio will be maintained for the succeeding twelve (12) months.

(g) Title to Substitute Property. Borrower shall have or obtain, at or before the time of the Substitution, good, marketable and indefeasible fee title to the Substitute Property.

(h) Collateral Substitution Fee. Borrower shall pay to Lender a collateral substitution fee equal to $10,000.00 at the time Borrower requests a Substitution. Such fee shall be deemed earned by Lender and non-refundable whether or not the requested Substitution actually occurs.

(i) Security Instruments. Borrower shall have executed, acknowledged and delivered to Lender (i) a deed of trust (or mortgage or deed to secure debt, if applicable) and UCC financing statements with respect to the Substitute Property as may be necessary or desirable in Lender’s determination with respect to any applicable jurisdiction so as to effectively create upon such recording and filing a valid and enforceable first priority lien upon the Substitute Property in favor of Lender, (ii) amendments to all of the documents evidencing and/or executed in connection with the Loan (the “Loan Documents”), whereby the Loan Documents shall be modified to address those issues raised by the terms of the Substitution (including, without limitation, at Lender’s option, changing the state selected as governing interpretation of the Loan Documents), and (iii) such other documents as Lender may reasonably require in connection with the Substitution, including, without limitation, an Insurance Agreement substantially in the same form and substance as the Insurance Agreement executed and delivered in connection with the Loan, and, if the Substitute Property is the ADP Property, an endorsement to ADP Borrower’s Pollution and Remediation Legal Liability Insurance policy naming Lender as an additional named insured, which policy shall cover new and pre-existing conditions and otherwise be, in all respects, acceptable to Lender in its reasonable discretion. The deed of trust (or mortgage or deed to secure debt, if applicable) and UCC financing statements shall be substantially the same in form and substance as the counterparts of such documents executed and delivered with respect to the Release Properties, subject to (1) modifications reflecting the Substitute Property as the property that is the subject of such replacement documents, and (2) such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by counsel to Lender in such state. The deed of trust (or mortgage or deed to secure debt, if applicable) encumbering the Substitute Property shall secure all amounts evidenced by the Note.

(j) ADP Property. If the Substitute Property is the ADP Property, (i) the deed of trust encumbering the ADP Property shall contain covenants by ADP Borrower to perform those capital improvements and unperformed items of maintenance and repair described on Exhibit C attached hereto within the time periods specified in Exhibit C, (ii) ADP Borrower shall execute or cause to be executed a TI/LC Reserve Agreement and TI/LC Guaranty Agreement (collectively, the “TI/LC Agreements”), which TI/LC Agreements shall be substantially the same in form and substance as the counterparts of such documents executed and delivered in connection with the Texas Property, concerning costs and expenses (not to exceed $2,500,000, with a June 30, 2008 trigger date with respect to the space in the ADP Property currently leased to ADP, Inc. (“ADP”), and not to exceed $1,150,000, with a March 31, 2010 trigger date with respect to the space in the ADP Property currently leased to The State of Oregon by and through the Oregon Health Sciences University (“OHSU”) expected to be incurred by ADP Borrower in connection with re-tenanting certain space at the ADP Property currently leased to ADP and OHSU (collectively, the “Rollover Leases”), which Rollover Leases are scheduled to expire during the term of the Loan, (iii) ADP Borrower shall execute a Reserve Agreement (the “Reserve Agreement”) concerning costs and expenses (not to exceed $71,000 (the “Repair Reserve”)) expected to be incurred by ADP Borrower to complete the immediate repair items specified on Exhibit C, which Reserve Agreement shall be substantially the same in form and substance as the counterpart of such document executed and delivered in connection with the Minnesota Property, and ADP Borrower shall remit $71,000 to Lender to be held and applied as provided in the Reserve Agreement, (iv) the Rollover Leases shall be in full force and effect, without material modification thereto, (v) no defaults shall have occurred and be continuing under the Rollover Leases, (vi) there shall have occurred no material adverse changes to the ADP Property or the operations of the ADP Property, and (vi) ADP’s credit rating shall be investment grade.

(k) Replacement Property; Assumption. If the Substitute Property is not the ADP Property, Lender shall permit an assumption of the Note and the other Loan Documents (an “Assumption”), provided that (i) the owner of the Substitute Property (“New Borrower”) assumes all of Borrower’s obligations under the Note and the other Loan Documents, (ii) New Borrower is wholly owned (directly or indirectly) by KBS Real Estate Investment Trust, Inc., and (iii) New Borrower shall have executed, acknowledged and delivered to Lender such documents as Lender may require in connection with the Assumption.

(l) Title Insurance. Lender shall have received an ALTA extended coverage mortgagee’s title insurance policy (or such other form as may be customarily issued in the state where the Substitute Property is located) issued by an approved title insurance company and meeting Lender’s requirements for title insurance policies and otherwise acceptable to Lender (a “Qualified Title Policy”) insuring the lien of the deed of trust (or mortgage or deed to secure debt, if applicable) encumbering the Substitute Property and dated as of the date of substitution. The Qualified Title Policy issued with respect to the Substitute Property shall (1) provide coverage to Lender in the amount of the Loan affected by the substitution, (2) insure Lender that such deed of trust creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than those exceptions acceptable to Lender, and (3) contain such endorsements and affirmative coverages as are contained in the Qualified Title Policies insuring the liens of the existing Lien Instruments (to the extent such endorsements and affirmative coverages are applicable and available in the jurisdiction in which the Substitute Property is located) and such other endorsements and affirmative coverages as Lender may reasonably require.

(m) Third-Party Reports. With respect to the Substitute Property, Lender shall have received the following, in form and substance satisfactory to Lender: (i) a current improvement survey meeting Lender’s requirements for surveys and otherwise acceptable to Lender, (ii) a final certificate of occupancy (or the local equivalent thereof, if any), (iii) an engineering report, zoning designation letter and certificate of insurance satisfying Lender’s requirements for such items, and (iv) a Phase I Environmental report, showing that the applicable Substitute Property does not contain any Hazardous Substances (as defined in the Lien Instruments) and is not subject to any risk of contamination from any off-site Hazardous Substances, as determined by Lender, and such other items as initially required by Lender in connection with making the Loan to Borrower. Notwithstanding the foregoing, Lender acknowledges that it has previously received drafts of an engineering report, Phase I Environmental report and appraisal concerning the ADP Property, and agrees that the requirement to deliver such items in connection with the Substitution shall be deemed satisfied so long as (A) the Substitute Property is the ADP Property, (B) there has been no material adverse change in the physical or financial condition, value or operation of the ADP Property, (C) the Substitution occurs less than six (6) months after the date such reports were issued, and (D) Lender has received final versions of such reports, substantially the same in form and substance as the draft versions received by Lender prior to the date hereof.

(n) Entity Documents. If the Substitute Property is the ADP Property, ADP Borrower shall deliver or cause to be delivered to Lender (i) updates, certified by ADP Borrower, of all organizational documentation related to ADP Borrower and/or the formation, structure, existence, good standing and/or qualification to do business issued by the

ADP Borrower’s state of formation and delivered to Lender in connection with making the Loan, (ii) a good standing certificate or certificate of qualification to do business in the jurisdiction in which the ADP Property is located, and (iii) resolutions of the members of ADP Borrower authorizing the Substitution and any actions taken in connection with such Substitution. If the Substitute Property is not the ADP Property, New Borrower (as defined in subsection (k) above) shall deliver or cause to be delivered to Lender (1) all organizational documentation related to New Borrower and/or the formation, structure, existence, good standing and/or qualification to do business issued by the New Borrower’s state of formation, (2) a good standing certificate or certificate of qualification to do business in the jurisdiction in which the Substitute Property is located, and (3) resolutions of the members of New Borrower authorizing the Substitution and any actions taken in connection with such Substitution.

(o) Opinions of Counsel. Lender shall have received (i) an opinion of independent, outside counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the deed of trust (or mortgage or deed to secure debt, if applicable) encumbering the Substitute Property and any modifications to the Loan Documents delivered in connection with the Substitution are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles, and that ADP Borrower or New Borrower, as applicable, is qualified to do business and is in good standing under the laws of such jurisdiction, and (ii) an opinion of counsel acceptable to Lender, stating that the deed of trust (or mortgage or deed to secure debt, if applicable) encumbering the Substitute Property and any modifications to the Loan Documents delivered in connection with the Substitution were duly authorized, executed and delivered by ADP Borrower or New Borrower, as applicable.

(p) Payment of Costs. Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, all disbursements and reasonable attorneys’ fees) in connection with the Substitution, whether or not such Substitution in fact occurs, and Borrower shall have paid all title premiums, escrow charges, recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the Substitution. If Borrower fails to pay any such amount within ten (10) days after demand from Lender, such failure shall constitute an Event of Default under the deed of trust (or mortgage or deed to secure debt, if applicable) encumbering the Substitute Property, or under the Lien Instruments, if the Substitution does not occur, and the amount due shall bear interest at the Default Rate (as defined in the Note) from the date such amounts are incurred by Lender until paid.

(q) Substitute Property Reports. Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year, certified to Lender as being true and correct and a certificate from ADP Borrower or New Borrower, as applicable, certifying to their knowledge that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements.

(r) Rent Roll, Tenant Leases, Estoppel Certificates, SNDAs. Lender shall have received (i) a current rent roll for the Substitute Property, certified by ADP Borrower or New Borrower, as applicable, as being true and correct, (ii) copies of all tenant leases then in effect at the Substitute Property, (iii) tenant estoppel certificates, in form and content satisfactory to Lender, executed by (A) both tenants, if the Substitute Property is the ADP Property, or (B) tenants leasing not less than 75% of the leased space, if the Substitute Property is a Replacement Property. ADP Borrower or New Borrower, as applicable, shall also use best efforts to provide Lender with Subordination, Non-Disturbance and Attornment Agreements, in form and content satisfactory to Lender, executed by ADP Borrower or New Borrower, as applicable, and all tenants of the Substitute Property.

(s) Release Documents. Borrower shall submit to Lender, not less than seven (7) days prior to the date of such Substitution, a release of lien (and related Loan Documents) for each of the Release Properties for execution by Lender. Such releases shall be in a form appropriate for the applicable jurisdiction in which the Release Property is located and satisfactory to Lender in its sole discretion.

2. Release of Lien. Upon the satisfaction of the conditions precedent set forth in Section 1 hereof, Lender will release (i) the liens of the Lien Instruments from the Release Properties, and (ii) Industrial Borrower from liability under the Note and the other Loan Documents (except for Industrial Borrower’s liability under the environmental indemnity provisions contained in the Lien Instruments), and Lender shall confirm the same in writing and any reserve funds deposited by Industrial Borrower under the Loan shall be released to Industrial Borrower.

3. Request for Collateral Substitution. Any request by Borrower for the Substitution shall be accompanied by all documentation necessary for Lender to determine whether the conditions set forth in Section 1 hereof have been or will be satisfied.

4. Payment of Fees and Expenses. Borrower shall pay upon demand all fees and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Lender in performing its obligations under this Agreement or in responding to any request or notice received from Borrower pursuant to this Agreement. If Borrower fails to pay any such amount within ten (10) days after demand from Lender, such failure shall constitute an Event of Default under the Lien Instruments and the amount due shall bear interest at the Default Rate (as defined in the Note) from the date such amounts are incurred by Lender until paid.

5. Notices. All notices or instructions required or permitted to be given under this Agreement shall be in writing and shall be delivered to Borrower and Lender in accordance with the provisions of the Lien Instruments.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LENDER:

AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation

By:	AIG Global Investment Corp., a New Jersey corporation, its investment advisor

	By:	/s/ Authorized Signatory
Name:
Title:

[Signatures Continued on Following Page]

INDUSTRIAL BORROWER:

KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company

By:	KBS REIT Acquisition XX, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT Properties, LLC, a Delaware limited liability company, its sole member

		By:	KBS Limited Partnership, a Delaware limited partnership, its sole member

			By:	KBS Real Estate Investment Trust, Inc., a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

[Signatures Continued on Following Page]

ADP BORROWER:

KBS ADP PLAZA, LLC, a Delaware limited liability company

By:	KBS REIT Acquisition XXV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT Properties, LLC, a Delaware limited liability company, its sole member

		By:	KBS Limited Partnership, a Delaware limited partnership, its sole member

			By:	KBS Real Estate Investment Trust, Inc., a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer